                                                                      EXHIBIT 24



                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson Corporation, (formerly McKesson HBOC, Inc.) a Delaware corporation (the "Company") do hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company's Common Stock, par value $.01 per share, that may be issued by the Company under the McKesson Corporation (formerly McKesson HBOC, Inc.) Profit-Sharing Investment Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.


/s/Alfred C. Eckert III                     /s/Martin M. Koffel
Director                                    Director


/s/Tully M. Friedman                        /s/Gerald E. Mayo
Director                                    Director


/s/William R. Graber                        /s/James V. Napier
Senior Vice President and Chief             Director
Financial Officer


/s/John H. Hammergren,                      /s/Carl E. Reichardt
President and                               Director
Chief Executive Officer and Director


/s/Alton F. Irby, III                       /s/Alan Seelenfreund
Director                                    Chairman of the Board and Director


                                            /s/Jane E. Shaw
                                            Director


Dated: March 21, 2002

                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS THAT the undersigned Officer of McKesson Corporation (formerly McKesson HBOC, Inc.), a Delaware corporation (the "Company") does hereby constitute and appoint Ivan D. Meyerson and Kristina Veaco his true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of shares and plan interests of the Company's Common Stock, par value $.01 per share, that may be issued by the Company under the McKesson Corporation (formerly McKesson HBOC, Inc.) Profit-Sharing Investment Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.



/s/ Nigel A. Rees
Nigel A. Rees
Vice President and Controller



Dated: March 21, 2002